                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                  DIRECT OR
                                                                  INDIRECT
                                                 JURISDICTION    PERCENTAGE
                                                      OF          OWNERSHIP
            NAME                                 ORGANIZATION   OF REGISTRANT
            ----                                 ------------ -----------------
Star Gas Propane, L.P. .........................   Delaware   98.9899% (limited
                                                              partner interest)
Stellar Propane Service Corp. ..................   New York          100%
SilGas, Inc. ...................................   Indiana           100%